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                                                                       EXHIBIT I

                                     CHARTER

                                       OF

                           MURFREESBORO BANCORP, INC.


         The undersigned person, having capacity to contract and act as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such Corporation:

         1. The name of the Corporation is:

                           MURFREESBORO BANCORP, INC.

         2. The maximum number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares of voting common stock having $12.50 par value, that have unlimited voting rights and that are entitled to receive the net assets of the corporation upon dissolution. There shall be no preemptive rights for holders of common stock.

         The authorized amount of preferred stock of the Corporation shall be one million (1,000,000) shares, but said preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board shall determine.

         3. The Corporation's initial registered office is 2007 Riverview Drive, Murfreesboro, Tennessee 37129, which is located in Rutherford County, and its initial registered agent at that office is Olin Williams.

         4. The Incorporator of the Corporation is:

                                 Steven J. Eisen
                           1700 Nashville City Center
                                511 Union Street
                           Nashville, Tennessee 37219

         5. The principal office of the Corporation is:

                             615 Memorial Boulevard
                              Post Office Box 2851
                          Murfreesboro, Tennessee 37129

         6. The Corporation is for profit.

         7. The purpose or purposes for which the Corporation is organized are:


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                  To acquire by purchase, lease or otherwise, and to hold,
         operate, manage, develop, encumber and otherwise deal with any and all kinds of real and personal property and to engage in any business not prohibited by law under the laws of Tennessee; and to do any and all things necessary or incidental in the operation of such business or businesses.

         8. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

         9. Liability

                  (a) To the fullest extent that the law of the State of Tennessee, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                  (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee, as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

                  (c) If the Tennessee Business Corporation Act is amended after approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

         10. Any or all of the directors of the Corporation may be removed for cause by a vote of a majority of the entire Board of Directors and with or without cause by a proper vote of the shareholders. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation.

         11. This Corporation shall have all the powers granted to corporations under the Tennessee Business Corporation Act.

         12. The Corporation's fiscal year shall end on December 31 of each year until changed by the Board of Directors or Bylaws.

         Dated:  October 21, 1996



                                            ------------------------------------
                                            Steven J. Eisen, Incorporator


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                          This Instrument Prepared By:
                       Baker, Donelson, Bearman & Caldwell
                           1700 Nashville City Center
                                511 Union Street
                             Post Office Box 190613
                           Nashville, Tennessee 37219

                      ARTICLES OF AMENDMENT TO THE CHARTER


         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

I.       The name of the corporation is Murfreesboro Bancorp, Inc.

II. The text of each amendment adopted is: The following Articles of the charter are amended to read as follows:

                  2. The maximum number of shares which the Corporation shall have authority to issue is two million (2,000,000) shares of voting common stock having $5.00 par value, that have unlimited voting rights and that are entitled to receive the net assets of the corporation upon dissolution. There shall be no preemptive rights for holders of common stock.

                  The authorized amount of preferred stock of the Corporation shall be one million (1,000,000) shares, but said preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board shall determine.

                  3. The Corporation's registered office is 615 Memorial Boulevard, Murfreesboro, Tennessee 37129, which is located in Rutherford County, and its registered agent at that office is William
         E. Rowland.

III.     The corporation is a for-profit corporation.

IV. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows: Not Applicable.

V.       The amendment was duly adopted on June 9, 1997, by the shareholders.

VI. The amendment is to be effective when these articles are filed by the Secretary of State.

Dated:    June 9, 1997                MURFREESBORO BANCORP, INC.


                                      By:  _____________________________________
                                               William E. Rowland, President

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                                                                      EXHIBIT II

                                     BYLAWS

                                       OF

                           MURFREESBORO BANCORP, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

         2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, a majority of the board of directors, or, upon written demand, by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be the principal office of the corporation, unless otherwise designated by the directors.

         3. NOTICE OF SHAREHOLDER MEETINGS. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

         4. QUORUM REQUIREMENTS. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the charter, these bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

         5. VOTING AND PROXIES. Every shareholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation at the time of any regular or special meeting. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. QUALIFICATION AND ELECTION. Directors need not be shareholders or Tennessee residents, but they must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         2. NUMBER. The number of directors shall be fixed from time to time by the shareholders, or by a majority of the entire board of directors, but shall never be less than the number required by law.

         3. MEETINGS. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, president, or any two (2) directors.

         4. NOTICE OF DIRECTORS' MEETINGS. The annual and all regular board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than the minimum number of days before the meeting as permitted by law.

         5. QUORUM AND VOTE. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of Tennessee.

         6. EXECUTIVE AND OTHER COMMITTEES. The board of directors, by a resolution adopted by a majority of its members, may name an executive committee and other committees, consisting of one or more persons, and may delegate to such committee or committees any and all such authority as it deems desirable and as is permissible under Tennessee law.


                                   ARTICLE III

                                    OFFICERS

         1. NUMBER. The corporation shall have a president and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

         2. ELECTION AND TERM. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified. Any director, having been elected chairman of the board, may not again be elected to such position until the third annual election of a chairman of the board following the election of such chairman.


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         3. DUTIES. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the board of directors may from time to time provide. If not specified, the duties shall be as follows:

                  (a) Chairman of the Board (if any): The chairman of the board shall preside at all meetings of the board of directors, unless he requests another officer to preside in his stead. He shall perform all other duties as are properly required of him by the board of directors. The chairman of the board hereby is excluded from participation (other than in the capacity of a director) in major policymaking functions of the corporation, and he shall not actually participate therein.

                  (b) President: The president shall preside at all meetings of the shareholders and, if there is not a chairman of the board, board of directors and shall have general charge and control of the affairs of the corporation, subject to the direction of the board of directors and to these bylaws. The president shall have the power to call special meetings of the board of directors and of the shareholders, as provided for in these bylaws, and he shall have the power to sign and execute all contracts and instruments of conveyance in the name of the corporation; to sign stock certificates, checks, drafts, and notes; to vote shares or interests in another corporation or other entity owned by the corporation; and to perform all other duties usually incident to the office of the president.

                  (c) Vice-President (if any): The vice-president shall perform such duties as may be assigned to him by the board of directors. In case of the death, disability, or absence of the president, the vice-president shall perform and be vested with all the duties and powers of the president.

                  (d) Secretary: The secretary shall keep the minutes of the meetings of the board of directors and of the shareholders in a well bound book or books; he shall attend to the giving and serving of notice; he may sign with the president in the name of the corporation all stock certificates, contracts, and instruments authorized by the board of directors; he shall have charge of the certificate books and other books or papers as the board of directors may direct; all of which shall at all reasonable times be open to the examination of any director or shareholder, to the extent required by law, upon application at the office of the corporation during business hours; he shall authenticate records of the corporation; and he shall in addition perform all duties incident to the office of secretary, subject to the control of the board of directors. He shall submit such reports to the board of directors as may be required by it.

                  (e) Treasurer (if any): The treasurer shall have the custody of all funds and securities of the corporation and shall keep proper accounts of same; when necessary or proper, he shall endorse, on behalf of the corporation, all checks, notes, and other obligations and shall deposit the same to the credit of the corporation in such bank or banks as the board of directors may designate. He shall enter regularly in the books of the corporation to be kept by him for that purpose a full and accurate account of all monies received and paid out by him on account of the corporation, and he shall at all reasonable times exhibit his books and accounts to any director or shareholder upon application at the office of the corporation during business hours; he shall perform all acts incident to the position of the treasurer, subject to the control of the board of directors.


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                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

         1. RESIGNATIONS. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery to the corporation.

         2. REMOVAL OF OFFICERS. Any officer or agent may be removed by the board at any time, with or without cause.

         3. REMOVAL OF DIRECTORS. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and, as provided in the charter, may be removed with cause by a majority vote of the entire board. "Cause" shall include a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the corporation.

         4. VACANCIES OF DIRECTORS. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including removal of a director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                    ARTICLE V

                                 INDEMNIFICATION

         1. LIABILITY OF OFFICERS AND DIRECTORS. No person shall be liable for any loss or damage suffered on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith and in accordance with the standard of conduct set forth in T.C.A. ss. 48-18-502.

         2. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation or such other corporation, except in relation to such matters to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.


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                                   ARTICLE VI

                                  CAPITAL STOCK

         1. STOCK CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the board of directors. Unless otherwise decided by the board, such certificates shall be signed by the president and the secretary of the corporation.

         2. TRANSFER OF SHARES. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

         3. LOSS OF CERTIFICATES. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                                   ARTICLE VII

                                ACTION BY CONSENT

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon and indicating each person or entity's vote or abstention on the action. The action must receive the affirmative vote of the number of votes that would be necessary to authorize or take such action at a meeting.


                                  ARTICLE VIII

                                    RESERVED


                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

         Except as otherwise permitted by law, these bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders' meeting, or (2) a majority vote of the entire board of directors. Any change in the bylaws made by the board of directors, however, may be amended or repealed by the shareholders.

                                  CERTIFICATION

         I certify that these bylaws were adopted by the organizational meeting of the corporation held on October 21, 1996.


                                             -----------------------------------
                                             Joe Swanson, Secretary